EXHIBIT 3.1b

The Commonwealth of Massachusetts
Office of the Secretary of State
Michael J. Connolly, Secretary
One Ashburton Place, Boston, Massachusetts 02108

CERTIFICATE OF CORRECTION
(GENERAL LAWS, CHAPTER 156B, SECTION-6A)

CORPORATE NAME:	ANIKA RESEARCH, INC.

DOCUMENT TO BE CORRECTED:	Restated Articles of Organization

IT IS HEREBY CERTIFIED THAT THE ABOVE MENTIONED DOCUMENT WAS FILED WITH THE OFFICE OF THE SECRETARY OF STATE ON 04 / 29 / 93 /

PLEASE STATE THE INACCURACY OR DEFECT TO BE CORRECTED IN SAID DOCUMENT:

See Attached Exhibit A

PLEASE STATE CORRECTED VERSION OF THE DOCUMENT:

See Attached Exhibit A

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE SIGN OUR NAMES THIS      5TH      DAY OF       November      IN THE YEAR     1993          .

/s/ David A. Swann	PRESIDENT/xxxxxx
David A. Swann
/s/ Sean Moran	CLERK/xxxxxxxx
Sean F. Moran

EXHIBIT A

The Restated Articles of Organization, Attachment 6, Section 6C - Management, shall be amended from:

4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meetings at which such director was elected; provided,  however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1994; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1995; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1996.

To:

4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meetings at which such director was elected; provided,  however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1993; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1994; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1995.